Exhibit 10.4

AMENDMENT TO RETENTION AGREEMENT

WHEREAS, the parties hereto desire to amend that certain Retention Agreement (the “Agreement”) that was made as of January 9, 2007, by and between RACKABLE SYSTEMS, INC. (the “Company”) and GIOVANNI COGLITORE ( “Executive”); and

WHEREAS, the Agreement may be modified and amended by a written agreement signed by the Company and Executive.

NOW, THEREFORE, effective as of December 31, 2008 (the “Effective Date”), the Agreement is hereby amended as follows:

1. Section 2.1(b) of the Agreement is hereby amended by adding a comma and the following phrase to the end thereof:

“and such release must become effective not later than sixty (60) days following the Executive’s termination of employment.”

2. Section 2.2(b) of the Agreement is hereby amended to read in its entirety as follows:

“The cash payments provided under Section 2.1, since they are payable not later than March 15 of the calendar year following the calendar year in which they are earned, are intended to quality for exemption from the requirements of Section 409A of the Code by reason of the application of the short-term deferral rule of Treasury Regulations Section 1.409A-1(b)(4).”

Except as otherwise provided herein, the Agreement shall remain in full force and effect in accordance with its existing terms.

The Company and Executive have each executed this Amendment to Retention Agreement on the dates set forth below, effective as of the Effective Date.

RACKABLE SYSTEMS, INC.		GIOVANNI COGLITORE

By:	/s/ Mark Barrenechea	/s/ Giovanni Coglitore
Signature

Its:	President and CEO

		Date:	12/30/2008
Date:	12/31/2008

1.